UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On June 23, 2011, Dividend Capital Total Realty Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the 2011 annual meeting of stockholders (the “Annual Meeting”), held June 22, 2011, on the election of the four directors of the Company and the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. This Amendment No. 1 to the Original 8-K is being filed to supplement the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the results of the third proposal described in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 29, 2011 (the “Proxy”). No other changes are being made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

As reported in the Original 8-K, to permit additional time to solicit stockholder votes for the third proposal described in the Proxy, the Annual Meeting that had been adjourned until July 28, 2011 at 1:30 p.m. Mountain Daylight Time, was reconvened at that time at the Company’s principal offices at 518 17th Street, 17th Floor, Denver, Colorado.

Third Proposal: The Company’s stockholders approved the amendment of the Company’s charter pursuant to the voting results as set forth below:

For	Against	Abstain
92,222,788	3,712,571	11,382,424

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
August 1, 2011

	BY:	/S/ M. KIRK SCOTT
M. Kirk Scott Chief Financial Officer